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                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF TOY BIZ, INC.
                         -----------------------------

         Name                                      Jurisdiction of Incorporation
         ----                                      -----------------------------

1.       Toy Biz International Limited                         Hong Kong

2.       Compania De Juguetes Mexicanos S.A. de C.V.            Mexico